Exhibit 99.1

QXO, INC.
FIVE AMERICAN LANE
GREENWICH, CONNECTICUT 06831

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 28, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/QXO2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 28, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00649-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QXO, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

		For	Against	Abstain
1.	QXO Share Issuance Proposal. To approve the issuance of shares of QXO's common stock to stockholders of TopBuild Corp. in connection with the first merger contemplated by the Agreement and Plan of Merger, dated as of April 18, 2026, by and among QXO, TopBuild, Titanium MergerCo, Inc. and Titanium MergerCo 2, LLC and other shares of QXO's common stock to be issued in the mergers or reserved for issuance in connection with the mergers.	☐	☐	☐
2.	QXO Charter Amendment Proposal. To approve an amendment of QXO's fifth amended and restated certificate of incorporation to increase the number of authorized shares of QXO's common stock from 2,000,000,000 to 4,000,000,000.	☐	☐	☐
3.	QXO Adjournment Proposal. To approve a proposal to adjourn the QXO special meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the QXO share issuance proposal at the time of the QXO special meeting of stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Joint Proxy Statement/Prospectus are available at www.proxyvote.com T00650-TBD QXO, INC. SPECIAL MEETING OF STOCKHOLDERS JUNE 29, 2026 AT 9:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Brad Jacobs and Christopher Signorello, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock, Convertible Perpetual Preferred Stock and Series C Convertible Perpetual Preferred Stock of QXO, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on June 29, 2026, at www.virtualshareholdermeeting.com/QXO2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE